                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
 [X ] Preliminary Proxy Statement
 [  ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
 [  ] Definitive Proxy Statement
 [  ] Definitive Additional Materials
 [  ] Soliciting Material Pursuant to Sections 240.14a-11(c) or Sections
      240.14a-12

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION
                (Name of Registrant as Specified in Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 [X ] No fee required.
 [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      5) Total fee paid:

--------------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:

--------------------------------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      3) Filing Party:

--------------------------------------------------------------------------------
      4) Date Filed:

--------------------------------------------------------------------------------

                               "PRELIMINARY COPY"

                             CONTINENTAL INFORMATION
                               SYSTEMS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 28, 1997

       The Annual Meeting of Stockholders (the "Meeting") of Continental Information Systems Corporation (the "Company") will be held at ONCENTER, 800 South State Street, Syracuse, New York, on Tuesday, October 28, 1997 at 9:30 a.m., local time, to consider and act upon the following matters:

              1.   To elect six (6) Directors to serve for the next year.

              2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized common shares, $.01 par value per share, from ten million (10,000,000) to twenty million (20,000,000) and certain other amendments.

              3. To ratify the appointment by the Board of Directors of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending May 31, 1998.

              4. To vote on a stockholder proposal to request that the Board of Directors adopt a plan of complete liquidation of the Company.

              5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

       Stockholders of record at the close of business on September 18, 1997 will be entitled to vote at the Meeting or any adjournments thereof. A list of the stockholders entitled to vote at the Meeting will be open to the examination of any stockholder of the Company, for any purpose germane to the Meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the Meeting.


                                          By Order of the Board of Directors,

                                          JAMES J. MOSHER, Secretary

Syracuse, New York
October   , 1997


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                               "PRELIMINARY COPY"

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION
                             ONE NORTHERN CONCOURSE
                                 P. O. BOX 4785
                          SYRACUSE, NEW YORK 13221-4785

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 28, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Continental Information Systems Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on October 28, 1997 and at all adjournments of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained in them. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting, except for the stockholder proposal, for which such proxies will be voted against such matter. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

         On September 18, 1997, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 6,939,259 shares of common stock, $.01 par value per share ("Common Stock"), of the Company. Each share is entitled to one vote.

         The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 is being mailed to stockholders with the mailing of this Notice and Proxy Statement beginning on or about October , 1997.

VOTES REQUIRED

         Each matter requiring the approval of stockholders requires the vote of holders of at least a majority of the shares present in person or represented by proxy at the Meeting, except for the proposed amendment to the Company's Restated Certificate of Incorporation set forth below under Proposal 2, which requires the vote of holders of a majority of all outstanding shares entitled to vote the Meeting. Pursuant to the Company's Joint Plan of Reorganization dated October 4, 1994, as modified and confirmed on November 29, 1994 (the "Plan of Reorganization"), the Company was authorized to issue 7,000,000 shares of Common Stock. The Plan of Reorganization and the Restated Certificate of Incorporation of the Company provide that until 6,300,000 of the shares of Common Stock have been distributed to creditors and prior equity holders pursuant to the Plan of Reorganization, any matter requiring the approval of stockholders shall require the approval of a vote of at least two-thirds (2/3) of the then-issued and outstanding shares of Common Stock. As of July 28, 1997, all but 77,724 shares issued pursuant to the Plan of Reorganization had been distributed to creditors and prior equity holders, and accordingly the two-thirds majority requirement is no longer in effect.

         Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting on such matter, except Proposal 2, as to which a broker non- vote will be equivalent to a vote "against" the proposal.

EXECUTIVE OFFICERS OF THE COMPANY

         The following persons are currently executive officers of the Company.

         Name            Age            Position and Information
         ----            ---            ------------------------
Michael L. Rosen          41    President and Chief Executive Officer since July 18,
                                1997.  Since 1988, Mr. Rosen has been affiliated with
                                Oscar Gruss & Son Incorporated, a registered broker-
                                dealer and in 1996 became Chief Executive Officer of
                                this firm and serves as a director.  In addition to his
                                work with the Company and Oscar Gruss & Son, Mr.
                                Rosen operates a variety of real estate development
                                projects and multi-family rental properties through Park
                                Square Associates, Inc., of which he is the President and
                                a major stockholder.

Jonah M. Meer            42     Senior Vice President, Chief Financial Officer and Chief
                                Operating Officer since June 30, 1997.  Prior to joining
                                the Company, Mr. Meer served as Senior Vice President
                                of Oppenheimer & Co., Inc., a registered broker-dealer
                                from May 1996 until June 1997.  From 1983 until April
                                1996, Mr. Meer served as a Vice President and
                                Treasurer of Oscar Gruss & Son Incorporated, a
                                registered broker-dealer.

Thomas J. Prinzing       51     President of CIS Air since 1989.  Mr. Prinzing served as
                                President and Chief Executive Officer of the Company
                                from 1995 until July 1997.  Mr. Prinzing also served as a
                                director of the Company from September 1995 to July 1997.
                                From 1989 to 1991 he was Senior Vice President of the
                                Company.  From 1984 to 1991 he was Senior Vice President
                                and Chief Financial Officer of the Company.

James J. Mosher          60     Vice President, Secretary and Controller. Mr. Mosher
                                has served as Controller of the Company since 1980,
                                Vice President since 1983, and Secretary since April
                                1997.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        The following table sets forth, as of September 18, 1997, certain information regarding the ownership of Common Stock of (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each of the directors, nominees for director and named executive officers of the Company; and (iii) all executive officers and directors of the Company as a group.


                                                                      Number of
Name and Address of Beneficial Owner                                  Shares Owned (1)                            Percent Owned
------------------------------------                                  ----------------                            -------------

Oscar Gruss & Son Incorporated, et al. (Group)                         1,270,663 (2)                                  18.21%
    74 Broad Street
    New York, New York  10004

Gabriel Capital, L.P., Ariel Fund Limited,                               687,100 (3)                                   9.90%
Ariel Management Corp. and J. Ezra Merkin (Group)
    450 Park Avenue
    New York, New York 10022

Franklin Mutual Advisers, Inc.                                           426,553 (4)                                   6.15%
    51 John F. Kennedy Parkway
    Short Hills, New Jersey  07078

Frederick John Jaindl                                                    419,934 (5)                                   6.05%
    Jaindl Farms
    3150 Coffeetown Road
    Orefield, Pennsylvania  18069

DIRECTORS AND EXECUTIVE OFFICERS

Julius S. Anreder                                                        489,212 (6)                                   7.05%

Dr. Leon H. Bloom                                                        198,939 (7)                                   2.86%

James P. Hassett                                                         147,224 (8)                                   2.12%

George H. Heilborn                                                            --                                         --

Michael L. Rosen                                                          633,956 (2)(9)                               9.08%

Paul M. Solomon                                                            39,000 (10)                                    *

Jonah M. Meer                                                              29,000 (11)                                    *


                                                                                Number of
Name and Address of Beneficial Owner                                         Shares Owned (1)                       Percent Owned
------------------------------------                                         ----------------                       -------------
James J. Mosher                                                                  7,509 (12)                             *

Thomas J. Prinzing                                                              91,667 (13)                           1.32 %


All directors and executive officers as a group                              1,157,295 (14)                          16.31 %
(9 persons)

---------------------------

 * Percentage is less than 1% of the total number of outstanding shares of the Company.

(1) Except as otherwise indicated, each party has sole voting and investment power of the shares beneficially owned.

(2)   In an Amendment No. 6 to Schedule 13D filed with the Commission in
      March 1997, and as updated by the reporting persons through the date of this proxy statement, Oscar Gruss & Son Incorporated (479,212 shares), together with twelve other persons, reported beneficial ownership of a total of 1,270,663 shares as a group as follows: Emanuel Gruss (303,699 shares); Riane Gruss (100,000 shares); Hermann Merkin (166,227 shares); Michael L. Rosen (31,601 shares); Daniel Goldberg (10,000 shares); Julius
      S. Anreder (10,000 shares); Emanuel Gruss and Brenda Hirsch as trustees for the benefit of Oren Arthur Gruss Hirsch (36,351 shares), Jonathan Oscar Gruss Hirsch (32,264 shares) and Leni Gruss Hirsch (12,500 shares); Emanuel Gruss and Leslie Gruss as trustees for the benefit of Ripton Philip Gruss Rosen (41,362 shares) and Morgan Alfred Gruss Rosen (37,447 shares); Leslie Gruss (5,000 shares); and Michael Shaoul (5,000 shares). Mr. Rosen also beneficially owns the following shares of Common Stock issuable upon exercise of stock options that are currently exercisable (36,334) and that are exercisable within 60 days (3,000). Each reporting person has the sole power to vote and dispose of the shares such person beneficially owns.

(3) As reported to the Company in an Amendment No. 1 to Schedule 13D filed with the Commission on November 1996: Gabriel Capital, L.P. ("Gabriel") beneficially owns 264,210 shares and Ariel Fund Limited ("Ariel Fund") beneficially owns 380,669 shares. Ariel Management Corp. ("Ariel"), as Investment Advisor to Ariel Fund, has the voting and dispositive power of the shares held by Ariel Fund. In addition, Ariel has the sole voting and dispositive power with respect to 42,221 shares owned by a private discretionary investment account, so it may be deemed to be the beneficial owner of 422,890 shares. As the general partner of Gabriel, J. Ezra Merkin has the voting and dispositive power of the shares held by Gabriel. In addition, as the sole shareholder and president of Ariel, Mr. Merkin may be deemed to be the beneficial owner of the shares held by the Ariel Fund and Ariel (687,100 shares).

(4) As reported to the Company in a Schedule 13G filed with the Commission in February 1997, these shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries ("Advisor Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Advisor Subsidiaries, including Franklin Mutual Advisers, Inc., all voting and investment power for the securities owned by such advisory clients. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders and each of the Advisor Subsidiaries disclaim any economic interest or beneficial ownership of any of these shares.

(5) As reported to the Company in a Schedule 13D filed with the Commission in August 1997.

(6) Includes 479,212 shares of Common Stock beneficially owned by Oscar Gruss & Son Incorporated, as to which Mr. Anreder disclaims beneficial ownership.

(7) Dr. Bloom has sole voting and dispositive power with respect to these shares, which are held by certain family trusts, IRA accounts, corporations and partnerships controlled by Dr. Bloom and in the name of each of his three children, who have granted him a power of attorney with respect to this investment. Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (6,000 shares) and that are exercisable within 60 days (3,000 shares).

(8) Includes 77,724 shares of Common Stock issued to Mr. Hassett in his capacity as Trustee of the Liquidating Estate under the Plan of Reorganization. Under the Plan of Reorganization and the Restated Certificate of Incorporation of the Company, the Trustee holds all undistributed shares of Common Stock for the benefit of holders of allowed claims and equity interests and has authority under any applicable law to vote these shares for the benefit of such holders until such time as the shares have been distributed under the Plan of Reorganization. Mr. Hassett disclaims beneficial ownership of these shares.

(9) The shares held by Mr. Rosen are also included in the aggregate number of shares set forth in Note 2. Includes 5,000 shares of Common Stock owned by Mr. Rosen's spouse and 78,809 shares held by his minor children, as to which Mr. Rosen shares voting and dispositive power. Includes
      479,212 shares of Common Stock beneficially owned by Oscar Gruss & Son Incorporated, as to which Mr. Rosen disclaims beneficial ownership. Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (36,334 shares) and that are exercisable within 60 days (3,000 shares). Does not include 66,666 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.

(10) Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (6,000 shares) and that are exercisable within 60 days (3,000 shares).

(11) Includes 25,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable. Does not include 50,000 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.

(12) Includes 6,667 shares of Common Stock issuable upon exercise of stock options that are currently exercisable. Does not include 3,333 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.

(13) Includes 66,667 shares of Common Stock issuable upon exercise of stock options that are currently exercisable. Does not include 33,333 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.

(14) Includes 479,212 shares of Common Stock beneficially owned by Oscar Gruss & Son Incorporated, as to which Messrs. Anreder and Rosen disclaim beneficial ownership. Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (146,668 shares) and that are exercisable within sixty days (9,000 shares).

(14) Includes 155,668 shares of Common Stock issuable upon exercise of stock options that are currently exercisable and 9,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days. Does not include 153,332 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.


                      PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES FOR TERMS EXPIRING IN 1998

         It is proposed to elect six (6) directors of the Company to serve until the annual meeting of stockholders to be held in 1998 and until their successors are elected and qualified. All nominees are currently directors of the Company. At the Meeting, the persons named in the enclosed proxy will vote to elect the directors listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors.



                                         Director           Principal Occupation and Business
       Nominee                Age         Since            Experience During the Past Five Years
       -------                ----       ---------         -------------------------------------
Julius S. Anreder             63          1997        Mr. Anreder is a partner of Oscar Gruss & Son, the
                                                      controlling entity of Oscar Gruss & Son Incorporated, a
                                                      member firm of the New York Stock Exchange, Inc.
                                                      Mr. Anreder is an Executive Vice President and is the
                                                      Secretary of Oscar Gruss & Son Incorporated.  He is
                                                      Chairman of the Board of New Energy Corporation of
                                                      Indiana, and is a Director of American Financial
                                                      Enterprises.  Mr. Anreder has been with Oscar Gruss &
                                                      Son since 1962.

Dr. Leon H. Bloom              73          1994       Since 1980, Dr. Bloom has been President and Chairman
                                                      of the Board of L.H.B. Financial Management Co. in
                                                      Encino, CA, involved with financial management and
                                                      estate planning.  He has also been, at various times,
                                                      Treasurer of Database Connections, Inc., founder,
                                                      President and Chairman of the Board of the California
                                                      Medical Investment & Management Association, a Los
                                                      Angeles County Commissioner, and a
                                                      residential/commercial real estate developer, syndicator
                                                      and property  manager.


                                                   Director                   Principal Occupation and Business
       Nominee                Age                   Since                   Experience During the Past Five Years
       -------                ---                  --------                 -------------------------------------
James P. Hassett                65                 1995                From 1989 to 1994, Mr. Hassett served as the court
                                                                       appointed Trustee for the Company before it emerged
                                                                       from bankruptcy, and since then he has served as
                                                                       Trustee for the Liquidating Estate.  From May through
                                                                       July 1996, Mr. Hassett served as a consultant to the
                                                                       Bankruptcy Court, the Debtor and Creditors Committee
                                                                       of Nelco, Ltd.  Mr. Hassett also served as the court
                                                                       appointed adviser to the Creditors' Committee for ICS
                                                                       Cybernetics, Inc., and subsequently as Person-in-Control
                                                                       from 1988 through 1995.  From April through
                                                                       November 1992, he also served as a director and interim
                                                                       President and Chief Executive Officer of Intellicall, Inc.

George H. Heilborn              62                 1997                Since 1992, Mr. Heilborn has been President and
                                                                       Chief Executive Officer of G.H. Heilborn and Co.,
                                                                       Inc. of Hackensack, N.J., involved in investment
                                                                       banking and financial advisory services for the
                                                                       leasing and high-technology industries.  From 1963
                                                                       to 1992, Mr. Heilborn was founder, President and
                                                                       Chief Executive Officer of Information Processing
                                                                       Systems, Inc. of Hackensack, N.J., a company
                                                                       specializing in the leasing of medium- and large-
                                                                       scale computer systems to major corporations.

                                                                       President and Chief Executive Officer since July 18,
Michael L. Rosen                41                 1995                1997.  Since 1988, Mr. Rosen has been affiliated with
                                                                       Oscar Gruss & Son Incorporated, a registered broker-
                                                                       dealer and in 1996 became Chief Executive Officer of
                                                                       this firm and serves as a director.  In addition to his
                                                                       work with the Company and Oscar Gruss & Son, Mr.
                                                                       Rosen operates a variety of real estate development
                                                                       projects and multi-family rental properties through Park
                                                                       Square Associates, Inc., of which he is the President and
                                                                       a major stockholder.

Paul M. Solomon                 54                 1994                Since 1993, Mr. Solomon has been a principal of
                                                                       Exponential Business Development Company, Syracuse,
                                                                       N.Y.  From 1991 to 1993 he was Senior Vice President
                                                                       of GATX Logistics.  From 1989 to 1991, he was
                                                                       Executive Vice President of Itel Distribution Services,
                                                                       Inc.


BOARD AND COMMITTEE MEETINGS

         During the last fiscal year, the Board of Directors held a total of four meetings. All directors attended at least 75% of their scheduled Board meetings and meetings held by Committees of which they were members. In fiscal 1997, the Board had an Audit Committee and a Compensation Committee.

         The Audit Committee consists of Messrs. Solomon, Chairman, Bloom and Rosen. It oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits. During the last fiscal year, the Audit Committee held two meetings.

         The Compensation Committee, consisting of Dr. Bloom, Chairman, and Messrs. Rosen and Solomon, made recommendations to the Board of Directors with respect to the compensation of executives of the Company and administered the Company's 1995 Stock Compensation Plan. During the last fiscal year, the Compensation Committee held two meetings. At the July 1997 meeting of the Board of Directors, the Board disbanded the Compensation Committee and determined that the functions of the Compensation Committee would henceforth be carried out by the full Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS.

           PROPOSAL 2 -    AMENDMENT TO COMPANY'S RESTATED CERTIFICATE OF
                           INCORPORATION TO INCREASE NUMBER OF AUTHORIZED
                           SHARES OF COMMON STOCK AND CERTAIN OTHER
                           AMENDMENTS

         The stockholders are being asked to approve a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from ten million (10,000,000) to twenty million (20,000,000) shares and to delete certain provisions originally required by the Plan of Reorganization that are no longer applicable. The text of the proposed amendments is set forth in Appendix I to this Proxy Statement. The stockholders were asked to vote on an amendment to increase the authorized shares at last year's annual meeting. Although the proposal received the affirmative vote of the holders of a majority of the outstanding shares of the Company, the proposal did not pass because a two-thirds affirmative vote was required.

         As of September 18, 1997, the Company had a total of 10,000,000 shares of Common Stock authorized of which 6,939,259 shares were issued and outstanding with 92,408 additional shares being held by the Company as treasury stock. The remaining 2,968,333 shares constitute shares that are authorized but unissued. Of these unissued shares, 1,468,333 shares have been reserved for the Company's "1995 Stock Compensation Plan." The Board of Directors considers the proposed increase of authorized shares of Common Stock to be desirable (i) to permit the Company flexibility in using its Common Stock in any potential future acquisitions of property or securities of other companies, (ii) to permit possible future dividends in shares of the Company's Common Stock, and (iii) for other corporate purposes, including adoption of new employee benefit plans or amendment of existing ones. The Company currently has no plans to issue any additional shares (other than pursuant to the Company's 1995 Stock Compensation Plan).

         The authorized and unissued shares of the Company's Common Stock will be available for issuance by the Company in the discretion of the Board without further stockholder action and without first offering such shares to the stockholders. The Financial Statements in the 1997 Annual Report to Stockholders are incorporated herein by reference.

         In addition to the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, the proposed amendment to the Restated Certificate of Incorporation deletes certain provisions originally required by the Plan of Reorganization that are no longer applicable. The Plan of Reorganization and the Restated Certificate of Incorporation provide that until 6,300,000 of the shares of Common Stock have been distributed to creditors and prior equity holders pursuant to the Plan of Reorganization, any matter requiring the approval of stockholders shall require the approval of a vote of at least two-thirds (2/3) of the then-issued and outstanding shares of Common Stock. As of July 28, 1997, all but 77,724 shares issued pursuant to the Plan of Reorganization had been distributed to creditors and prior equity holders, and accordingly the two-thirds majority requirement is no longer in effect. As part of the proposed amendment, the Board of Directors also approved the deletion of the provision in Article 3 that prohibits the issuance of non-voting equity securities. Although this prohibition was required under the terms of the Plan of Reorganization and the Bankruptcy Code, the Board believes it is unnecessary at this time because the Restated Certificate of Incorporation does not otherwise authorize non-voting securities.

         If approved, this amendment will be effected by the prompt filing in New York of a certificate of amendment to the Restated Certificate of Incorporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.


         PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors is seeking ratification of its appointment of Price Waterhouse LLP as its independent auditors for the fiscal year ending May 31, 1998, as recommended by the Audit Committee. If a majority of stockholders voting at the Meeting should not approve the selection of Price Waterhouse LLP, the selection of independent auditors may be reconsidered by the Board of Directors.

         Price Waterhouse LLP is currently the Company's independent auditors. A representative of Price Waterhouse LLP is expected to attend the Meeting and be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.


                        PROPOSAL 4 - STOCKHOLDER PROPOSAL

         The Company has received the following proposal for stockholder action from Mr. Neil Schulman, Conceptual Asset Management Co., 519 Cedar Lane, Teaneck, New Jersey 07666, the beneficial owner of 500 shares of Common Stock:

         Resolved, that the Shareholders of the company, believing that the value of their investment can be best maximized through the sale of all of the assets of the company and the distribution of all of the proceeds to the shareholders, hereby request the Board of Directors to proceed to adopt a plan of complete liquidation and begin orderly asset sales and subsequent distributions of cash to shareholders as expeditiously as possible.

         In as much as management has entered into or completed a number of transactions during the past year, including an ill advised joint venture proposal into a totally unrelated business line, the proponent believes that in view of the persistent discount to book value, very limited history of earnings, and failure of management to bring forth any credible operating plan together with their admission that the current business may not be able to grow in the future, the best avenue to pursue would be a complete liquidation of all assets and distribution of proceeds to shareholders.

Response of the Board of Directors:

         Your Board of Directors believes that the Company's current business units, together with other opportunities for the use of the Company's resources, present attractive opportunities for increasing earnings and enhancing stockholder value.

         During the current fiscal year, the Company made a strategic decision to diversify into real estate financing as an extension of its historical financing business. In conjunction with this effort, the Company has sold a substantial portion of its portfolio of leased equipment to provide capital to facilitate the expansion of the Company's strategic business units, which are comprised of aircraft, leasing equipment trading businesses and real estate finance. The Company's aircraft business has operated profitably since reorganization, and its leasing business originated and sold equipment leases profitably during the most recent fiscal year. The Company has entered into a joint investment agreement with an experienced real estate investment management firm to provide high-yield, short-term financing for commercial real estate transactions, which the Board believes can yield a highly attractive return on a stockholder's investment. The Company has sold its telecommunications business unit, which did not appear capable of sustaining significant growth in sales or profitability. In addition, the Company has a new president and chief executive officer who is also the chief executive officer of the Company's largest stockholder, and has hired an experienced chief operating officer/chief financial officer to manage and further streamline the Company's operations.

         Accordingly, in light of the Company's current business units and prospects, the Board does not believe that liquidation of the Company is in the best interests of stockholders. The only way to effectively utilize the Company's current net operating loss carryforwards is to generate taxable income from ongoing operations. The Board believes that growth of the Company's current business units and, to the extent feasible, investment of its resources in other businesses that present opportunities for productive use of capital and the Company's finance experience, will yield greater value to stockholders than an immediate sale of its assets.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF DIRECTORS

         Each outside director of the Company is paid an annual fee of $12,500, plus $2,500 for services as chairman of each committee of the Board of which that person is chairman. Each outside director also receives attendance fees of $1,500 for each meeting of the Board and $1,000 for each meeting of any committee (other than telephonic meetings) that he attends, plus travel and other expenses. Each outside director also receives automatic grants of nonqualified stock options to purchase 3,000 shares of common stock of the Company on the date of each annual meeting. The exercise price per share is generally the fair market value of the common stock on the date as of which the director is appointed, elected, or re-elected to the Board. Options granted as of each annual meeting become fully exercisable on the day before the next occurring annual meeting and can be exercised until the earlier of five years after the date granted or one year after the director ceases for any reason to be a member of the Board. At May 31, 1997, 24,000 nonqualified stock options had been granted to outside directors, with 15,000 of such options currently exercisable.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
               FOR FISCAL YEARS ENDING MAY 31, 1995, 1996 AND 1997

                                                                                                          LONG TERM
                                                                                                        COMPENSATION
                                                                             ANNUAL COMPENSATION           AWARDS
                                                                         -----------------------------   -----------
                                                                                         OTHER ANNUAL    SECURITIES   ALL OTHER
                                                                         SALARY   BONUS  COMPENSATION    UNDERLYING   COMPENSA-
NAME AND PRINCIPAL POSITION                                   YEAR       ($)(4)   ($)(5)     ($)(6)       OPTIONS(#)   TION (7)($)
---------------------------                                   ----       -------  ------- ------------    ----------  ----------
Thomas J. Prinzing (1).....................................   1997       225,000   17,500        ---        100,000     3,938
    Former President and                                      1996       217,500   54,300    241,281            ---     1,500
    Chief  Executive Officer                                  1995       150,000     ----    288,898            ---     1,082

Frank J. Corcoran (2)......................................
    Former Senior Vice President,                             1997       135,616      ---     75,000         50,000     4,293
    Chief Financial Officer,                                  1996       150,000      ---    145,406            ---       755
    Treasurer and Secretary                                   1995        79,615   12,000     12,923            ---       ---

John R. Campbell (3).......................................   1997       171,875      ---        ---         75,000     4,604
    Former Executive Vice President                           1996           ---      ---        ---            ---       ---
                                                              1995           ---      ---        ---            ---       ---

James J. Mosher............................................   1997        95,000    4,375                    10,000     2,850
    Vice President, Secretary                                 1996        95,000      ---        ---            ---       947
    and Controller                                            1995        95,000      ---        ---            ---       945

    (1) Mr. Prinzing resigned as President and Chief Executive Officer of the Company on July 18, 1997. He remains the President of CIS Air.

    (2) Mr. Corcoran resigned as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company on April 11, 1997.

    (3) Mr. Campbell became an Executive Vice President of the Company on October 23, 1996 and resigned from the Company on July 17, 1997.

    (4) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under the Company's 401(k) Plan established under Section 401(k) of the Code.

    (5) Includes the fair market value of 15,000 shares of Common Stock granted to Mr. Prinzing as a bonus for fiscal 1996 performance and a tax reimbursement allowance for such grant.

    (6) Consists of the following: (a) the amounts shown for Mr. Prinzing include commissions received as President of CIS Air during fiscal year 1995 and 1996, and (b) the amounts shown for Mr. Corcoran include severance payments made in fiscal year 1997 and payments for temporary living expenses during fiscal year 1995 and 1996.

    (7) These amounts represent the Company's payment of matching and discretionary contributions to the Company's 401(k) Retirement Plan.

OPTION GRANTS OF COMMON STOCK TO EXECUTIVES IN LAST FISCAL YEAR

         The following table provides information about grants of options during the fiscal year ended May 31, 1997, to the executive officers named in the Summary Compensation Table above, to purchase shares of Common Stock.


               STOCK OPTION GRANTS DURING FISCAL YEAR ENDED MAY
                                   31, 1997


                                                     NUMBER OF
                                                    SECURITIES          % OF TOTAL
                                                    UNDERLYING          OPTIONS                                         GRANT
                                                     OPTIONS            GRANTED TO       EXERCISE                      DATE
                                                    GRANTED(1)          EMPLOYEES        PRICE(3)        EXPIRATION
            Name                                       (#)              IN 1997(2)      ($/SHARE)        DATE (4)      VALUE($)(5)
           ------                                   ---------           ------------    ---------        ----------    ----------
            Thomas J. Prinzing                      33,334              10.8             1.97            7/11/99        26,667
                                                    33,333              10.8             1.97            5/31/00        26,666
                                                    33,333              10.8             1.97            5/31/01        26,666

            Frank J. Corcoran (6)                   16,667              5.4              1.97            7/11/99        13,334
                                                    16,667              5.4              1.97            5/31/00        13,333
                                                    16,666              5.4              1.97            5/31/01        13,333

            John R. Campbell (7)                    25,000              8.1              1.97            7/11/99        20,000
                                                    25,000              8.1              1.97            5/31/00        20,000
                                                    25,000              8.1              1.97            5/31/01        20,000

            James J. Mosher                          3,334              1.1              1.97            7/11/99         2,667
                                                     3,333              1.1              1.97            5/31/00         2,666
                                                     3,333              1.1              1.97            5/31/01         2,666


    (1)  The numbers in this column represent options to purchase Common Stock.

    (2) Percentages indicated are based on a total of 310,000 options granted to 10 employees during fiscal year 1997.

    (3) The exercise price per share is 100% of the fair market value of a share of Common Stock on the date of grant. The exercise price may be paid in cash.

    (4) All of these options were granted on July 11, 1996 at the exercise price of $1.97 per share. One-third of the options were exercisable at the time of the grant ("1996 Options"), one-third of the options became exercisable on May 31, 1997 ("1997 Options") and the remaining one-third of the options become exercisable on May 31, 1998 ("1998 Options"). The 1996 Options expire on July 11, 1999, the 1997 Options expire on May 31, 2000, and the 1998 Options expire on May 31, 2001. See Notes 6 and 7 below for earlier expiration dates due to resignations by Messrs. Corcoran and Campbell.

    (5) The fair value of each stock option grant has been estimated on the date of each grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) risk-free interest rate of 6.6%, (ii) expected life of 46 months, (iii) expected volatility of 42%, and (iv) no expected dividend yield.

    (6) Mr. Corcoran resigned as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company on April 11, 1997. Options for 33,333 shares have expired pursuant to the terms of his stock option agreement.

    (7) Mr. Campbell resigned as Executive Vice President of the Company on July 17, 1997. Options for 25,000 shares expired on that date pursuant to the terms of his stock option agreement. Options for 50,000 shares are exercisable until October 17, 1997.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

The following table provides information on option exercises during the fiscal year ended May 31, 1997 by the named executive officers and the value of each such executive officer's unexercised options to acquire Common Stock at May 31, 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES



                                                                            Number of Securities            Value of Unexercised,
                                                                           Underlying Unexercised                In-the-Money
                                                                                 Options at                    Options Held at
                                      Shares                                 Fiscal Year-End(#)             Fiscal Year-End($)(1)
                                     Acquired           Value               --------------------           ----------------------
                                   On Exercise         Realized
          Name                         (#)               ($)          Exercisable    Unexercisable      Exercisable   Unexercisable
--------------------------            -----             -----         -----------    -------------      -----------   -------------
Thomas J. Prinzing                     ---               ---              66,667      33,333            27,333        13,667
Frank J. Corcoran                     16,667            4,667                ---         ---               ---           ---
John R. Campbell                       ---               ---              50,000      25,000            20,500        10,250
James J. Mosher                        ---               ---               6,667       3,333             2,733         1,367

    (1) Based on the NASDAQ closing price of Common Stock on May 30, 1997 of $2.38.



EMPLOYMENT AND SEVERANCE AGREEMENTS

         THOMAS J. PRINZING. On October 23, 1996, Mr. Prinzing entered into a letter agreement with the Company concerning salary and severance benefits while serving as president and chief executive officer. The agreement provided for Mr. Prinzing to receive a base salary of $225,000 per year.

         On May 21, 1997, Mr. Prinzing entered into a letter agreement with the Company concerning salary, incentive compensation and severance benefits in connection with resuming his duties as President of the CIS Air Group. Effective June 1, 1997, the agreement provides for a two-year term and a base salary of $225,000 per year. Mr. Prinzing is also entitled to receive additional compensation tied to 0.33 times the difference between the Air Group net earnings and a minimum return on equity, minus his base salary ("Compensation Amount"). In addition, the Company agreed to pay severance compensation to Mr. Prinzing if his employment was terminated by the Company for reasons other than cause, or, at his option, upon certain changes in his salary, responsibilities or incentive compensation (a "Severance Event"). If a Severance Event occurs, Mr. Prinzing is entitled to receive the following until the earlier of 18 months from the date of the Severance Event or the commencement of full time employment by another employer: (i) a monthly severance payment equal to the greater of (A) $18,750, and (B) one-eighteenth of the difference between (1) the Compensation Amount calculated from the beginning of the fiscal year in which the Severance Event occurs through the end of the calendar month preceding the Severance Event, and (2) the total amount of compensation paid to Mr. Prinzing by the Company from the beginning of the fiscal year in which the Severance Event occurs through the Severance Event; and (ii) certain continued benefits (life insurance, medical, health and accident, and disability arrangements) ("Continued Benefits") for up to 18 months. Mr. Prinzing is also entitled to the following alternate severance benefits if the Company terminates his employment after November 30, 1997 and prior to May 31, 1999, if the aggregate Air Group net earnings for the three most-recently completed fiscal quarters does not, on an annualized basis, yield a return on equity invested by the Company in the CIS Air Group of at least fifteen percent (15%). Upon such a termination, Mr. Prinzing is entitled to receive the following until the earlier of 6 months from the date of the alternate severance event or the commencement of full time employment by another employer: (i) a monthly severance payment equal to $18,750; and (ii) Continued Benefits for up to 6 months.

         JONAH M. MEER. On June 9, 1997, Mr. Meer entered into a letter agreement with the Company concerning salary, benefits, stock options and severance benefits while serving as chief financial officer and chief operating officer. Effective June 30, 1997, the agreement provides for a two-year term and a base salary of $200,000 per year. In addition, the Company agreed to pay severance compensation to Mr. Meer upon a Severance Event. If a Severance Event occurs, Mr. Meer is entitled to receive the following until the earlier of three months from the date of the Severance Event or the commencement of full time employment by another employer: (i) a monthly severance payment equal to one-twelfth of his base salary as in effect on the date of the Severance Event; and (ii) Continued Benefits for up to three months. In addition, if a "change in control" occurs prior to June 30, 1998, and a Severance Event then occurs, Mr. Meer is entitled to receive the following until the earlier of the date that is one year after the date of the "change in control" or the commencement of full time employment by another employer: (i) a monthly severance payment equal to up to 6 months base salary, payable in 6 equal monthly installments; and (ii) Continued Benefits for up to 6 months.

         SEVERANCE AGREEMENTS. On October 23, 1996, the Company entered into severance compensation agreements with John R. Campbell and James J. Mosher, in which the Company agreed to pay severance compensation to such executive officers upon the occurrence of a Severance Event. If a Severance Event occurs, each of these executive officers is entitled to receive the following benefits:
(i) a severance payment equal to the number of months (indicated below) of base salary as in effect on the date of the Severance Event, payable, at the executive officer's option in a lump sum or in equal monthly installments; and
(ii) Continued Benefits until the earlier of the number of months indicated below from the date of the Severance Event or the commencement of full time employment by another employer.


                    Executive Officer              Months of Benefits
                    -----------------              ------------------
                    John R. Campbell               12 months
                    James J. Mosher                6 months

         On July 17, 1997, Mr. Campbell resigned as Executive Vice President of the Company. Mr. Campbell has asserted that his resignation was for "good reason" as defined in his severance compensation agreement and that he is entitled to the severance benefits described above.


EMPLOYEE BENEFITS PROGRAMS

         The Company has a 401(k) plan that matches employee pretax contributions on a semi-monthly basis at the rate of 50% of the first 2% of eligible compensation. In addition, the Company may make an annual discretionary contribution, based on participants' eligible compensation, once a year, for all employees with at least one year of service and who are on the payroll as of December 31 of a given year. The vesting schedule for employer contributions is as follows: 10% after one (1) year; 20% after two (2) years; 30% after three (3) years; 40% after four (4) years; and 100% after five (5) years. Employees may elect to defer up to 15% of their compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Compensation Committee consisted of Dr. Bloom, Chairman, and Messrs. Rosen and Solomon. None of the members were officers or employees of the Company during the last completed fiscal year, but Mr. Rosen serves as the president and chief executive officer of Oscar Gruss & Son Incorporated, the Company's largest stockholder, and is a director of that firm. At the July 1997 meeting of the Board of Directors, the Board disbanded the Compensation Committee and determined that the functions of the Compensation Committee would henceforth be carried out by the full Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors. The Committee has the authority to review and make recommendations to the Board concerning compensation paid or awarded to the Company's executive officers and to make grants of stock or stock options pursuant to the Company's 1995 Stock Compensation Plan (the "1995 Plan").

         The base compensation of Thomas J. Prinzing, President and Chief Executive Officer during fiscal 1997, was established by an agreement dated October 23, 1996. That agreement provided for a base salary of $225,000, the same salary Mr. Prinzing had received since being appointed acting President and Chief Executive Officer in 1995. The Compensation Committee approved salaries for other executive officers based on Mr. Prinzing's recommendations.

         The Compensation Committee also approved a bonus pool for senior executives. The pool was equal to a percentage of the amount by which the Company's reported net income for fiscal 1997 exceeded net income projected by the fiscal 1997 business plan approved by the Board of Directors. The pool was to be allocated 25% to the Chief Executive Officer and 75% to senior executives (including the Chief Executive Officer) pursuant to the recommendations of the Chief Executive Officer. Based on the Company's results for fiscal 1997, $35,000 was allocated to this bonus pool.

         The Committee during the fiscal year also considered the desirability of tying a portion of management's compensation to improvements in the Company's stock value. In July 1996, pursuant to the 1995 Plan, the Committee awarded options to purchase 100,000 shares of Common Stock to Mr. Prinzing and options to purchase 210,000 shares to nine other officers. The Committee determined the recipients of the options and the number of shares to be awarded to officers other than the Chief Executive Officer based on the recommendations of the Chief Executive Officer. One-third of the options were exercisable immediately, one-third on May 31, 1997 and one-third on May 31, 1998. All options will be exercisable for three years from the date they become exercisable. The Committee decided it was appropriate to make a portion of the options immediately exercisable in light of the passage of time between the approval of the 1995 Plan and the Committee's action in awarding the options.

         Finally, the Committee also recommended to the Board of Directors that the Company enter into severance agreements with four key senior executives, including the Chief Executive Officer, Executive Vice President, Chief Financial Officer, and Controller. The Committee concluded that such arrangements were necessary to retain these executives.

         The Committee has reviewed the application of the Internal Revenue Code's $1 million annual limit on deductible compensation for certain executives. The Committee does not anticipate that any deductions will be lost as a result of this limitation in the foreseeable future.


                                     Compensation Committee

                                     Dr. Leon H. Bloom, Chairman
                                     Michael L. Rosen
                                     Paul M. Solomon


PERFORMANCE GRAPH

         The following line graph compares the percentage change in the total cumulative stockholder return on the Company's Common Stock since March 29, 1995 with the cumulative total return on the NASDAQ Market Index and the capital stocks of a peer group (the "Peer Group") of the following companies: AT&T Capital Corporation, Capital Associates, Inc., Comdisco, Inc., LDI Corporation, Leasing Solutions, Inc., and PLM International, Inc. Two of these companies, AT&T Capital Corporation and LDI Corporation, are not included in the Peer Group during the fiscal year ended May 31, 1997 as they were acquired by other companies during this period and information is no longer available for them. Although the Company's Common Stock did not begin trading on NASDAQ until May 16, 1995, the Company is required by the Securities and Exchange Commission to include trading information from The Pink Sheets(R) and the OTC Bulletin Board since January 9, 1995, the day the Company's registration statement on Form 10 became effective. The first point on the graph is the initial trading price on March 29, 1995, the date of the first reported trade, as obtained from The Pink Sheets(R). The closing prices for March and April 1995 were obtained from the National Quotation Bureau, Inc.

             [THE GRAPH OMITTED CONTAINS THE FOLLOWING INFORMATION:]





                       3-29-95   5-31-95    8-31-95   11-30-95      2-29-96      5-31-96     8-30-96   11-29-96   2-28-97  5-30-97
                       -------   -------   --------   ---------    ---------   ----------   --------   --------   -------  -------
The Company               100     189.14     142.86     121.71       125.14       107.43      103.43    107.43     142.86  136.00
NASDAQ Market Index       100     104.10     118.98     119.65       124.19       139.31      128.11    144.72     146.25  156.72
Peer Group                100     101.91     118.79     141.69       140.92       155.75      151.86    189.21     178.95  207.36















         Notes: 1.     Assumes $100 invested on March 29, 1995.
                2.     The indices are calculated on a monthly basis and assume
                       dividends reinvested.


         THE FOREGOING GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is a party to certain agreements with James P. Hassett, as Trustee for the Liquidating Estate. These agreements were all entered into prior to Mr. Hassett's appointment to the Board of Directors.

         MANAGEMENT SERVICES AGREEMENT. On December 21, 1994, the Trustee, on behalf of the Liquidating Estate, entered into an agreement (the "Management and Services Agreement") with the Company, pursuant to which the Company, directly and through its affiliates, provides certain administrative services to the Liquidating Estate. Under the Management and Services Agreement the Company provides: (i) billing and collection (through a "lockbox" arrangement) of accounts receivable to the extent requested by the Trustee; (ii) to the extent requested by the Trustee, record keeping and accounting services for the Liquidating Estate and cooperates with the accounting firm of Price Waterhouse LLP in its preparation of tax returns for the Liquidating Estate; (iii) assistance to the Trustee in the analysis, negotiation, and resolution of unresolved claims, and (iv) an office for the Trustee and secretarial services to assist the Trustee in the discharge of the Trustee's duties.

         As compensation for the Company's performance under the Management and Services Agreement, the Liquidating Estate pays to the Company a fee, comprised of: (i) the allocable share of the Company's direct costs for employees' salaries, employees' fringe benefits, office space and other direct charges required for its performance under the Management and Services Agreement; plus
(ii) 10% of the foregoing aggregate payments; plus (iii) reasonable out-of-pocket disbursements of the Company incurred directly in the performance of its duties under the Management Services Agreement. The Company provides the foregoing services under the Trustee's supervision, direction and guidance. The amount received by the Company for the period from June 1, 1996 through May 31, 1997 was $539,000.

         The Trustee in his sole discretion has the authority at any time, with or without cause, to terminate the Management and Services Agreement as to future services by the Company and/or to enter into other agreements with other entities that may perform the same or similar functions for the Liquidating Estate. In the event of a termination by the Trustee, the Company will be entitled only to payments accrued up to the date of termination. Absent such termination of the Management and Services Agreement, the Company will be bound by the Management and Services Agreement until the entry of the final decree closing the Chapter 11 cases in which the Company was involved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors, and ten percent beneficial owners of Common Stock are required to file reports of ownership and change of ownership with the Securities and Exchange Commission under the Exchange Act. Mr. Hassett, as Trustee of the Liquidating Estate, filed a Form 4 (Statement of Changes in Beneficial Ownership) late to reflect a distribution made by the Liquidating Estate in October 1996. Mr. Hassett disclaims beneficial ownership of any of the shares held by the Liquidating Estate. Mr. Solomon filed a Form 4 late, and did not file a Form 5 (Annual Statement of Changes in Beneficial Ownership), to reflect the purchase of 20,000 shares in January 1997. Mr. Prinzing filed a Form 4 late to report the receipt of two shares distributed by the Liquidating Estate in August 1996 for the benefit of his daughter. Mr. Rosen has not filed Forms 4 or Form 5 to report his entitlement to receive 286 shares in September 1996 and 2,658 shares in February 1997. Emanuel Gruss has not filed Forms 3 and 4 to report the beneficial ownership of shares disclosed in a
Schedule 13D filed with the Commission in April 1995, and in six amendments to that Schedule 13D.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that may come before the Meeting. If any other business is properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the securities laws that might incorporate future filings, the report of the Compensation Committee and the performance graph included in this Proxy Statement shall not be incorporated by reference into any such filing.

         THE COMPANY IS PROVIDING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON SEPTEMBER 18, 1997. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED BY ANY HOLDERS UPON RECEIPT OF A WRITTEN REQUEST MAILED TO THE COMPANY'S OFFICES, ONE NORTHERN CONCOURSE, P.O. BOX 4785, SYRACUSE, NEW YORK 13221-4785, ATTENTION: JONAH M. MEER, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

SOLICITATION OF PROXIES

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

PROPOSALS FOR THE 1998 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Syracuse, New York not later than June , 1998 for inclusion in the proxy statement for that meeting.

                                By Order of the Board of Directors,

                                JAMES J. MOSHER, Secretary

October  ,  1997


         THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                     ANNEX I



                         CERTIFICATE OF AMENDMENT OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   CONTINENTAL INFORMATION SYSTEMS CORPORATION

                Under Section 805 of the Business Corporation Law


         It is hereby certified that:

         FIRST: The name of the Corporation is CONTINENTAL INFORMATION SYSTEMS CORPORATION.

         SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on June 11, 1968 and a Restated Certificate of Incorporation was filed on December 21, 1994 (as amended, the "Certificate").

         THIRD: The amendment of the Certificate effected by this certificate of amendment is to increase the aggregate number of shares which the Corporation shall have the authority to issue by authorizing 10,000,000 additional shares, $.01 par value per share, of the same class as the presently authorized shares, and to delete certain provisions which are no longer required to carry out a plan of reorganization under chapter 11 of the Bankruptcy Code.

         FOURTH: To accomplish the foregoing amendment, Article 3 is deleted in its entirety and replaced with the following:

         The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000), $.01 par value per share, all of which are to be designated as Common Stock.

         FIFTH: The foregoing amendment of the Certificate was authorized by the vote of the Board of Directors at a meeting of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote on the amendment of the Certificate.

         IN WITNESS WHEREOF, the undersigned have subscribed this document on this ____ day of October, 1997 and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by the undersigned and are true and correct.



                               ---------------------------------------
                               Michael L. Rosen
                               President and Chief Executive Officer



                               ---------------------------------------
                               Jonah M. Meer
                               Senior Vice President, Chief Financial Officer and Chief Operating Officer

                               "PRELIMINARY COPY"
PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION


The undersigned hereby appoints Michael L. Rosen and Jonah M. Meer as attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Continental Information Systems Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held October 28, 1997 and at any and all continuations and adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.


1.  ELECTION OF DIRECTORS       NOMINEES:  Julius S. Anreder, Dr. Leon H. Bloom, James P. Hassett, George H. Heilborn, Michael L.
                                Rosen, and Paul M. Solomon


FOR all nominees        WITHHOLD         (INSTRUCTION:  To withhold authority to vote for any individual nominee, write each such
listed to the right     AUTHORITY        nominee's name in the space below).
(except as marked       to vote for all
to the contrary)        nominees listed  ----------------------------------------------------------------------------------------
                        to the right
        [   ]             [   ]


2. Approval of amendments to Restated        3.   Ratification of Price Waterhouse as the    4. Stockholder proposal to request that
   Certificate of Incorporation, including        independent auditors of the corporation.      the Board proceed to adopt a plan
   increase of the number of authorized                                                         of complete liquidation of the
   common shares, $.01 par value per share,                                                     Company.
   from ten million (10,000,000) to twenty
   million (20,000,000)

     FOR       AGAINST     ABSTAIN                      FOR         AGAINST      ABSTAIN          FOR        AGAINST       ABSTAIN
     [   ]     [   ]        [   ]                       [   ]        [   ]       [   ]            [  ]       [  ]          [  ]



5. In their discretion, the Proxies are authorized to vote upon    Please sign exactly as name appears hereon. When shares are held
   such other business as may properly come before the meeting.    by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person.


                                                                   Dated:                                          , 1997
                                                                         ------------------------------------------

                                                                   ---------------------------------------------------
                                                                                        (Signature)

                                                                   ---------------------------------------------------
                                                                              (Signature if held jointly)







PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED
                                   ENVELOPE.